UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2014

FleetCor Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia	30092-2575
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 449-0479

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 12, 2014, FleetCor Technologies, Inc. (“FleetCor” or the “Company”) issued a press release announcing that the Company, the Company’s wholly owned subsidiary, FCHC Project, Inc. (the “Acquisition Sub”), Ceridian LLC (the “Seller”) and Comdata Inc. (“Comdata”) had entered into an Agreement and Plan of Merger, dated as of August 12, 2014 (the “Agreement”), under which Acquisition Sub will merge with and into Comdata, after which Comdata, as the surviving entity, will continue its existence as a wholly-owned subsidiary of FleetCor (the “Acquisition”).

Pursuant to the Agreement, and subject to the terms and conditions contained therein, at the effective time each outstanding share of common stock of Comdata (other than shares owned by the Company or Acquisition Sub, but including shares issued upon the conversion of preferred stock of Comdata prior to the effective time) will be converted into the right to receive the number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) described below. The number of shares of Common Stock to be issued will be determined at closing by dividing the equity value per share of Comdata by a per share price of the Common Stock of $131.70, which the Company currently expects to result in the issuance of approximately 7.3 million shares of Common Stock. Payments for fractional shares and with respect to in-the-money options to purchase Comdata common stock will be made in cash.

Portions of the shares of Common Stock issued will be placed in escrow to satisfy post-closing working capital adjustments and indemnity obligations of the Seller, if any. These escrowed shares are currently expected to aggregate to approximately 2.3 million.

The Agreement requires that, at the closing of the Acquisition, the Company repay Comdata’s outstanding indebtedness in cash, which payment is expected to be approximately $2.4 billion. The Company expects to fund this cash payment with the committed financing described below.

The Agreement includes customary representations, warranties and covenants by the parties. Consummation of the Acquisition is subject to the termination or expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Acquisition is not subject to a financing contingency. The Acquisition is subject to regulatory approvals and other customary closing conditions.

Other than in respect of the Acquisition, there is no material relationship between Comdata or the Seller and FleetCor or any of its affiliates, other than certain card program and related agreements between the FleetCor and Comdata entered into in the ordinary course of FleetCor’s business.

Investor Rights Agreement

As a condition to the closing of the Acquisition, the Company and the Seller have agreed to enter into an Investor Rights Agreement (the “IRA”). Pursuant to the IRA, the Company will agree to appoint, at the effective time of the Acquisition, one individual designated by Seller to serve as a Class I Member of the Company’s Board of Directors, to serve until the Company’s annual meeting of stockholders in 2017. The IRA will also provide that so long as Seller (and certain permitted transferees) collectively hold more than fifty percent of the shares of Common Stock that Seller receives in connection with the Acquisition, the Company will nominate the individual designated by Seller for election to the Board of Directors. The IRA will also restrict the transfer of the shares of Common Stock received by Seller in connection with the Acquisition for six months after the date of the IRA and will provide certain registration rights to the Seller with respect to such shares of Common Stock.

Committed Financing

In connection with the Acquisition, the Company entered into a commitment letter, dated as of August 12, 2014 (the “Commitment Letter”), with Bank of America, N.A. pursuant to which Bank of America, N.A. committed, on the terms and conditions set forth in the Commitment Letter (the “Commitments”), to provide the Company with senior secured credit facilities in the aggregate amount of up to $3.785 billion consisting of (a) a revolving A credit facility in the amount of up to $1.0 billion, (b) a revolving B facility in the amount of up to $35.0 million, (c) a term loan A facility in the amount of up to $1.7 billion and (d) a term loan B facility in the amount of up to $1.05 billion. The Commitments under the Commitment Letter are subject to various conditions, including consummation of the Acquisition and will terminate upon the earliest of (i) May 11, 2015, (ii) the consummation of the Acquisition and (iii) the date that the Agreement is terminated in accordance with its terms.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Agreement, the Company has agreed, subject to the terms and conditions of the Agreement, to issue to the Seller the number of shares of Common Stock calculated as described in Item 1.01, above. The issuance of such shares is exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, because such issuance does not involve a public offering.

Item 7.01	Regulation FD Disclosure.

A copy of the press release regarding the Acquisition is furnished as Exhibit 99.1 attached to this Form 8-K and incorporated into this Item 7.01 by reference.

A presentation FleetCor will be using during its conference call described below is furnished as Exhibit 99.2 attached to this Form 8-K and incorporated into this item 7.01 by reference.

Ron Clarke, FleetCor’s chairman and chief executive officer and Eric Dey, FleetCor’s chief financial officer, will host a conference call August 12, 2014 at 5:00 PM ET to discuss the acquisition. A live webcast of this conference call will be available at the Investor Relations section of FleetCor’s website (www.fleetcor.com). The live conference call also can be accessed by dialing (877) 407-0784 or for international callers (201) 689-8560. A replay of the webcast will be available on FleetCor’s website for approximately one year. The company has posted a presentation that it intends to use during the conference call, which will also be available on the “Investor Relations” page of the company’s website.

For your convenience, the conference call can be replayed in its entirety beginning from two hours after the end of the call through August 19, 2014. If you wish to listen to the replay of this conference call, please dial (877) 870-5176, or for international callers (858) 384-5517 and enter passcode 13589163.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of FleetCor Technologies, Inc. dated August 12, 2014

99.2	Presentation of FleetCor Technologies, Inc. dated August 12, 2014

SAFE HARBOR STATEMENT

Statements in this Current Report on Form 8-K, including those regarding the Acquisition, FleetCor’s 2015 Outlook, future financial and operating results, additional financing, the expected closing of the Acquisition, benefits of the Acquisition, future opportunities for the combined company, and any other statements about FleetCor’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the outcome of any regulatory review or proceedings that may be instituted in connection with the transaction; difficulties in integration or a failure to attain anticipated operating results or synergies, each of which could affect the accretiveness of the acquisition, and the other factors described in FleetCor’s periodic reports filed with the Securities and Exchange Commission. FleetCor undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in FleetCor’s Annual Report on Form 10-K, which further detail and supplement the factors described in this paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

August 12, 2014	By:	/s/ Eric R. Dey
Eric R. Dey
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of FleetCor Technologies, Inc. dated August 12, 2014

99.2	Presentation of FleetCor Technologies, Inc. dated August 12, 2014